Exhibit 99.1

ORAGENICS, INC. ANNOUNCES $6.5 MILLION REGISTERED DIRECT OFFERING

TAMPA, FL, (December 24, 2020) – Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”), a company focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic, today announced it has entered into definitive agreements with investors for the purchase and sale of 14,444,444 shares of its common stock at a purchase price of $0.45 per share in a registered direct offering. The closing of the offering is expected to occur on or about December 29, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 235763) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oragenics, Inc.

Oragenics, Inc. is focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic and the further development of effective treatments for novel antibiotics against infectious disease. The Company is dedicated to the development and commercialization of a vaccine candidate providing specific immunity from novel coronavirus. The Terra CoV-2 immunization leverages coronavirus spike protein research conducted by the National Institute of Health. In addition, Oragenics has an exclusive worldwide channel collaboration with ILH Holdings, Inc. (n/k/a Eleszto Genetika, Inc.), relating to the development of novel lantibiotics.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about Oragenics, including but not limited to statements with respect to the completion, timing, size, and use of proceeds of the proposed underwritten offering of common stock. Oragenics may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not Oragenics will be able to raise capital, the final terms of the registered direct offering of common stock, market and other conditions, the satisfaction of customary closing conditions related to the registered direct offering of common stock, Oragenics’ business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by Oragenics, see disclosures contained in Oragenics’ public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Oragenics undertakes no obligation to update such statements as a result of new information, except as required by law.

Contact

Oragenics, Inc.

Corporate:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investors:

John Marco
Managing Director
CORE IR
516-222-2560
johnm@coreir.com

Media:

Jules Abraham
CORE IR
917-885-7378
julesa@coreir.com Investors:

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